UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (or Date of Earliest Event Reported):  March 1, 2012

SWIFT ENERGY COMPANY
(Exact name of Registrant as specified in its charter)

Texas	1-8754	20-3940661
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16825 Northchase Drive, Suite 400
Houston, Texas 77060
(Address of principal executive offices)

(281) 874-2700
(Registrant’s telephone number)

Not Applicable
(Former Name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

The information included in Item 3.03 of this Current Report on Form 8-K is incorporated by reference into this Item 1.01.

Item 3.03 Material Modification to Rights of Security Holders

Effective March 1, 2012, Swift Energy Company (the “Company”) and American Stock Transfer & Trust Company ("AST") amended the Rights Agreement between the Company and AST, dated as of August 1, 1997, as amended on March 31, 1999, and further amended as of December 12, 2005 and December 21, 2006 (as amended, the “Rights Plan”) to accelerate the final expiration date of the Rights Plan and the rights issued thereunder from December 20, 2016 to the close of business on March 1, 2012.

The description of the amendment set forth above does not purport to be complete and is qualified in its entirety by reference to the full text of the amendment, a copy of which is filed as Exhibit 4.1 to this Current Report and is incorporated by reference herein.

Item 8.01 Other Events

In addition to the accelerated termination of its Rights Plan referenced in Item 3.03 above, and the December 2011 adoption by the Company’s Board of Directors of a new policy which provides for majority voting for directors in uncontested elections of directors, at its February board meeting, the Board of Directors of the Company adopted stock ownership guidelines for its executive officers and directors, providing for ownership (measured on an annual basis) of Company common stock with values at or above those listed below (based upon the preceding month’s average closing price of its common stock):

Position	Ownership Guidelines
Non-employee Director	5 times annual cash retainer
Chief Executive Officer	5 times base salary or ownership of 75,000 shares of common stock
President	4 times base salary or ownership of 35,000 shares of common stock
Executive Vice Presidents & Section 16 Filing Officers	3 times base salary

All Board members and executive officers covered by the guidelines currently own shares of common stock with values in excess of those set out in the guidelines.

Adoption of these stock ownership guidelines is the third of three actions taken by the Board of Directors of Swift Energy over the last 90 days that reflect its review and consideration of matters that affect or may affect corporate governance of the Company.  The Swift Energy Board of Directors believes that acting to adopt these ownership guidelines, along with the preceding adoption of a corporate governance policy providing for majority voting for directors in uncontested elections, as disclosed in the Form 8-K filed December 6, 2011, plus accelerating the termination date of its Rights Plan, reflect current corporate governance trends, including targeting better alignment of the interests of Company executives and directors with the interests of Company shareholders.

Item 9.01.                      Financial Statements and Exhibits

(d) Exhibit.

Exhibit Number	Description

4.1
Amendment No.3, effective March 1, to the Rights Agreement, dated as of August 1, 1997, as amended and restated on March 31, 1999, and further amended as of December 12, 2005 and December 21, 2006, by and between Swift Energy Company and American Stock Transfer and Trust Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Swift Energy Company
Date:	March 5, 2012	By:	/s/ Bruce H. Vincent
Bruce H. Vincent President

EXHIBIT INDEX

Exhibit Number	Description

4.1
Amendment No.3, effective March 1, to the Rights Agreement, dated as of August 1, 1997, as amended and restated on March 31, 1999, and further amended as of December 12, 2005 and December 21, 2006, by and between Swift Energy Company and American Stock Transfer and Trust Company.